Exhibit 10.3
SWING NOTE

$25,000,000.00	Pittsburgh, Pennsylvania September 30, 2009
     FOR VALUE RECEIVED, the undersigned, Erie Insurance Exchange, a reciprocal or inter-insurance exchange domiciled in the Commonwealth of Pennsylvania, acting by and through Erie Indemnity Company, a Pennsylvania corporation, its attorney-in-fact (the “Borrower”), hereby promises to pay to the order of PNC Bank, National Association (“PNC Bank”) the lesser of (i) the principal sum of Twenty-Five Million and 00/100 Dollars ($25,000,000.00) or (ii) the aggregate unpaid principal balance of all Swing Loans made by the Bank to the Borrower pursuant to Section 2.1.2 [Swing Loan Commitment] of the Credit Agreement dated of even date herewith (as may be amended, modified, supplemented or restated from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders party thereto and PNC Bank, as administrative agent for the Lenders (the “Administrative Agent”), payable in accordance with the terms of the Credit Agreement. All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement.
     The Borrower shall pay interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate per annum specified by the Borrower pursuant to Section 3.1 [Interest Rate Options] of, or as otherwise provided in, the Credit Agreement.
     Upon the occurrence of an Event of Default which is continuing, the Borrower shall pay interest on the entire principal amount of the then outstanding Swing Loans evidenced by this Swing Note at a rate per annum specified by Section 3.3 [Interest After Default] of, or as otherwise provided in, the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.
     Subject to the provisions of the Credit Agreement, interest on this Swing Note will be payable on the dates set forth in Section 4.5 [Interest Payment Dates] of the Credit Agreement and on the Expiration Date.
     Subject to the provisions of the Credit Agreement, if any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.
     Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Administrative Agent located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222, in lawful money of the United States of America in immediately available funds.

     This Swing Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement and the other Loan Documents, including the representations, warranties, covenants, conditions and Liens contained or granted therein. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified.
     The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Swing Note.
     THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SWING NOTE (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR PNC BANK TO ACCEPT THIS SWING NOTE AND MAKE THE SWING LOANS.
     This Swing Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns. All references herein to the “Borrower”, the “Administrative Agent” and the “Lenders” shall be deemed to apply to the Borrower, the Administrative Agent and the Lenders, respectively, and their respective successors and assigns.
     This Swing Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by, and construed and enforced in accordance with, the internal Laws of the Commonwealth of Pennsylvania without giving effect to its conflicts of law principles.
     PNC Bank may at any time pledge all or a portion of its rights under the Loan Documents including any portion of this Swing Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. § 341. No such pledge or enforcement thereof shall release PNC Bank from its obligations under any of the Loan Documents.
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     IN WITNESS WHEREOF, and intending to be legally bound, the undersigned has executed this Swing Note on the day and year first above written, with the intention that it constitute a sealed instrument.

BORROWER
WITNESS:	Erie Insurance Exchange

/s/ Brian W. Bolash	By:	Erie Indemnity Company, a Pennsylvania corporation, its Attorney-in-Fact

	By:	/s/ Douglas F. Ziegler		(SEAL)
		Name:	Douglas F. Ziegler
		Title:	Senior Vice President, Treasurer and Chief Investment Officer